Exhibit 10.28

FIRST AMENDMENT TO HOWARD BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 19, 2016

WHEREAS, Howard Bank (the “Bank”) has established the Howard Bank Supplemental Executive Retirement Plan (the “Plan”) effective as of December 1, 2014; and

WHEREAS, the Bank desires to make certain clarifying amendments to the Plan, and to provide an additional benefit under the Plan though the adoption of a new Annex to the Plan;

NOW THEREFORE, the Bank hereby amends the Plan as follows, and adopts the attached Annex as an additional Annex to the Plan, effective as of January 19, 2016.

1.           Amendments to the Plan. Sections 7.2 and 7.3 of the Plan are deleted, and the following are inserted in their place:

7.2           Pre-Retirement Survivor Benefits. If prior to the time the Participant attains Normal Retirement Age, the Participant dies while the Participant is an employee of the Bank, the Participant’s Beneficiary shall receive Pre-Retirement Survivor Benefits equal to the Actuarial Equivalent of the vested Accrued Benefit. The Pre-Retirement Survivor Benefit shall be paid in equal quarterly installments over a five-year period. The first payment will commence as soon as administratively feasible, but not later than 60 days, following the Participant’s death.

7.3           Disability Benefits. If prior to the time the Participant attains Normal Retirement Age, he or she shall be determined to be Disabled while the Participant is an employee of the Bank, the Participant shall begin to be paid his or her Accrued Benefit that has vested in accordance with Section 4.2. The Disability Benefits shall be paid in equal quarterly installments over a five year period. The first payment will commence as soon as administratively feasible, but not later than 60 days, following the determination of his Disability.

2.           Additional Annex. The attached Annex B to the Plan is adopted.

IN WITNESS WHEREOF, the Bank has signed this First Amendment to the Plan on the 19th day of January, 2016.

ATTEST/WITNESS:			HOWARD BANK

/s/ Charles E. Schwabe		By:	/s/ George C. Coffman
PRINT NAME:	Charles E. Schwabe	PRINT NAME:	George C. Coffman
		PRINT TITLE:	Executive Vice President & CFO

Annex B

to

Howard Bank Supplemental Executive Retirement Plan

for

Mary Ann Scully

1.	Retirement Benefit – An annual benefit of $50,000 payable for 15 years

2.	Normal Retirement Age – attainment of age 68 on August 25, 2019.

3.	Payment Commencement Date - Within thirty days of attainment of Normal Retirement Age, even if the Bank and the Participant have agreed that the Participant will continue working for the Bank.

4.	Vesting: 25% of the Retirement Benefit on December 31, 2016; 50% of the Retirement Benefit on December 31, 2017; 75% of the Retirement Benefit on December 31, 2018; and 100% of the Retirement Benefit on August 25, 2019.

5.	For purposes of Section 1.25 of the Plan, the Participant will be deemed to have attained 10 years of participation on December 31, 2014. In addition, if the Participant does not undergo a Severance from Employment before August 25, 2019, the Participant will receive a full year of participation for 2019.

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